Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2026 relating to the financial statements of Oklo Inc., appearing in the Annual Report on Form 10-K of Oklo Inc. for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE

San Jose, California

June 24, 2026